EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Electro Scientific Industries, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 33-58292, 33-65477, 333-35927, 333-84552 and 333-88727) on Form S-3 and registration statements (Nos. 2-91731, 33-2623, 33-2624, 33-34098, 33-37148, 33-46970, 33-70584, 33-63705, 333-16485, 333-16487, 333-29513, 333-35917, 333-46443, 333-55060, 333-67356 and 333-88411) on Form S-8 of Electro Scientific Industries, Inc. (the Company) of our report dated August 8, 2003, with respect to the consolidated balance sheets of Electro Scientific Industries, Inc. as of May 31, 2003 and June 1, 2002, and the related consolidated statements of operations, shareholders’ equity and cash flows for the two years ended May 31, 2003, which report appears in the May 31, 2003, annual report on Form 10-K of Electro Scientific Industries, Inc.

As indicated in Note 2 to the consolidated financial statements, the Company has restated its consolidated financial statements as of and for the year ended June 1, 2002.

/s/ KPMG LLP
Portland, Oregon

August 25, 2003